Exhibit 99.1
QT Imaging Announces Fourth Quarter and Full Year 2024 Financial Results and Provides 2025/26 Outlook

Generated Sales of Twelve Scanners with Revenue of Approx. $5 Million and with 54% Gross Margin in 2024
Announced Insiders PIPE investment of $2.56 Million, fully funded by the QTI Board of Directors members and Management
Announced the Closing of $10.1 million Lynrock Lake Term Loan, of which $5.4 million is for Working Capital Purposes
Announced Clearing of All Its Short-Term Debt Liabilities
Closed Exclusive Distribution Agreement in USA with NXC Imaging
Entered into Manufacturing Agreement with Canon Medical Systems Corporation
Forecasts Solid Revenue Growth of $18 million and $27 million for 2025 and 2026, respectively

NOVATO, CA – March 31, 2025 – QT Imaging Holdings, Inc. (OTCQB: QTIH) (“QT Imaging” or the “Company”), a medical device company engaged in research, development, and commercialization of innovative body imaging systems, today announced financial results for the four quarter and full year 2024 and reiterated the strong forecast for 2025 and 2026.
“Within just one year, since QT Imaging became public, we’ve successfully turned the Company around, positioning it for long-term growth. Our business model is not only foundationally solid, but it is strategically built for scale. With strong, reliable distribution and manufacturing partners, we are fully equipped to meet the growing demand in the breast imaging market. Our balance sheet is robust, and we are confident in our ability to deliver on our financial targets for 2025 and 2026, and generate revenue of a minimum of $18 million and $27 million, respectively. We're poised to succeed, and our execution will prove it. We are deeply grateful to our partners for their unwavering support, and we remain committed to introducing to the market a safe, high resolution, true 3D breast imaging modality”, said Dr. Raluca Dinu, Company's Chief Executive Officer.
Financial Highlights
•Commercial revenue was $0.8 million for the fourth quarter of 2024, compared to $1.0 million in the third quarter of 2024 and less than $0.1 million for the fourth quarter of 2023. Commercial revenue was $4.9 million for the year ended December 31, 2024, compared to less than $0.1 million for the year ended December 31, 2023. The Company shipped twelve QT Breast Acoustic CTTM Scanners in 2024, compared to no shipments in 2023.
*Refer to the “Non-GAAP Financial Measures” section in this press release.

•Gross margin of 47% in the fourth quarter of 2024, compared to 63% margin in the third quarter of 2024 and a negative margin in the fourth quarter of 2023. The decrease in margin in the fourth quarter of 2024 compared to the third quarter of 2024 was attributable to variability in the weighted average cost related to the Company's existing inventory in the third quarter of 2024. The increase in margin in 2024 was due to the sale and delivery of two QT Breast Acoustic CTTM Scanners during the fourth quarter of 2024, compared to no deliveries in the fourth quarter of 2023. Gross margin during the year ended December 31, 2024 was 54%, compared to a negative margin during the year ended December 31, 2023. The Company did not have commercial revenue in 2023 and therefore the comparison of gross margins is not meaningful.
•Net loss of $3.5 million for the fourth quarter of 2024, which includes convertible note interest expenses of $1.3 million and debt extinguishment expense of $0.4 million, compared to a net loss of $3.6 million for the third quarter of 2024, which includes convertible note interest expenses of $1.5 million. Net loss for the fourth quarter of 2023 was $1.5 million. Net loss for the year ended December 31, 2024 was $9.0 million, which included $3.6 million of non-cash interest expense, $0.3 million of stock-based compensation expense, $0.2 million of warrant modification expense, $0.4 million of loss on debt extinguishment, and a combined $8.0 million other income from decrease in fair value of derivatives and earnout liabilities. Net loss for the year ended December 31, 2023 was $6.1 million, which included $0.7 million in stock-based compensation, $0.4 million of debt conversion loss, and $0.2 induced conversion expense.
•Non-GAAP Adjusted EBITDA* of $(1.9) million for the fourth quarter of 2024 compared to $(0.8) million for the fourth quarter of 2023, and $(7.3) million for the year ended December 31, 2024, compared to $(2.9) million for the year ended December 31, 2023.
•Net cash used in operating activities during the fourth quarter of 2024 was $1.2 million compared to $0.7 million during the fourth quarter of 2023. Net cash used in operating activities during the year ended December 31, 2024 was $10.0 million, compared to $2.7 million during the year ended December 31, 2023.
New Developments
•On October 29, 2024, the Company announced its third year renewal of its five-year research grant from the National Institute of Health (NIH)/National Cancer Institute (NCI). The study is a collaboration with the Department of Radiation Oncology, the Radiation Treatment Program at the Sunnybrook Health Sciences Centre in Toronto, Canada, the largest cancer center in Canada, and The University of Illinois, Urbana-Champaign, Department of Electrical and Computer Engineering and Grainger College of Engineering.
•On November 13, 2024, the Company and six members of its Board of Directors (or their affiliates) executed an agreement for Private Investment in Public Equity (the “PIPE”) of $2.56 million in exchange for a total of 4,383,558 shares of the Company's common stock and warrants to purchase 4,383,558 shares of common stock with an exercise price of $0.672 per share, with the closing of such PIPE occurring on November 22, 2024. The PIPE was done in a premium price of 10% to the last 5 days
*Refer to the “Non-GAAP Financial Measures” section in this press release.

VWAP of the Company's stock, and the purchase price includes the surrender of a $1.56 million promissory note for cancellation in its entirety, and $1.0 million in new cash proceeds to the Company.
•On December 11, 2024, the Company and NXC Imaging, our strategic business and distribution partner, entered into an amendment to its distribution agreement (“Amended Distribution Agreement”), which amends and restates the previous distribution agreement. The Amended Distribution Agreement provides that the forecasted sales of the QT Breast Acoustic CT™ Scanner for 2025 and 2026 shall be no less than the minimum order quantities as set forth in the Exhibit C to the Amended Distribution Agreement, by quarter and by year. The details are included in the Form 10-K filed by the Company on March 31, 2025.
•On December 12, 2024, the Company shipped the QT Breast Acoustic CT™ Scanner to Couri Center, in Peoria, Illinois. The commercial shipment was made together with the Company's strategic business and distribution partner during the fourth quarter.
•On January 24, 2025, the Company received a notice from Nasdaq that its panel had denied the Company's delisting appeal. Accordingly, the Company’s common stock was suspended from trading on Nasdaq effective with the open of trading on January 28, 2025. Commencing on January 28, 2025, the Company’s common stock continued to be traded on the over-the-counter market under the ticker “QTIH”. On March 11, 2025, the Company successfully uplifted to the OTCQB Venture Market ("OTCQB"). The Company intends to apply for listing on Nasdaq if in the future it is able to qualify to list under the Nasdaq’s initial listing standards.
•On February 26, 2025, the Company entered into a credit agreement (the “Credit Agreement”) which provides for a senior secured term loan in the aggregate principal amount of $10.1 million at an interest rate of 10.0% per annum, compounded quarterly (the “Lynrock Lake Term Loan”) with Lynrock Lake Master Fund LP (“Lynrock Lake”). The maturity date of the Lynrock Lake Term Loan is March 31, 2027. The Company used a portion of proceeds from the Lynrock Lake Term Loan to fully repay its convertible notes owed to Yorkville and Cable Car in full. The Company settled its obligations under the Yorkville Note and terminated the Yorkville SEPA by paying $3.0 million in cash and issuing warrants to purchase 15 million shares of common stock with an exercise price of $0.40 per share. The Company settled its obligation under the Cable Car Note by paying $1.6 million for principal, accrued interest, and an extension fee. Following the repayment of convertible notes to Yorkville and Cable Car, the Company had $5.4 million, net of transaction costs, for working capital purposes. The details are included in the Form 8-K filed by the Company on February 26, 2025.
•On March 28, 2025, the Company entered into the Canon Manufacturing Agreement with Canon Medical Systems Corporation (“CMSC”) to scaleup the internal manufacturing capacity of the Company. The details are included in the Form 10-K filed by the Company on March 31, 2025.

*Refer to the “Non-GAAP Financial Measures” section in this press release.

Leadership Updates:
•On November 11, 2024, Bilal Malik, PhD, joined the Company as Chief Science Officer. For five years prior to joining the Company, Bilal held various positions in Genentech and Roche.
Outlook for the Balance of 2025
2024 was a turnaround, transitional year as the Company stabilized the business and focused on commercialization anchored in strategic business partnerships. The Company plans to deliver $18 million in revenue in 2025 (shipment of 40 scanners) and $27M in revenue in 2026 (shipment of 60 scanners). These targets are in accordance with the minimum order quantities per its Amended Distribution Agreement with its strategic business and distribution partner, NXC Imaging, a wholly owned subsidiary of Canon Medical Systems USA.
*Refer to the “Non-GAAP Financial Measures” section in this press release.

Summary of Results for the Three Months and Year Ended
December 31, 2024 and 2023
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
$ thousands (except share and per share amounts)	2024	2023	2024	2023
Revenue	$847	$5	$4,879	$40
Cost of revenue	447	62	2,239	135
Gross profit (loss)	400	(57)	2,640	(95)
Operating expenses:
Research and development	774	403	3,267	1,486
Selling, general and administrative	1,677	354	11,550	3,427
Loss from operations	(2,051)	(814)	(12,177)	(5,008)
Interest expense, net	(1,349)	(150)	(4,498)	(545)
Other expense, net	(370)	(544)	(561)	(544)
Change in fair value of warrant liability	(13)	—	187	—
Change in fair value of derivative liability	18	—	4,818	—
Change in fair value of earnout liability	260	—	3,230	—
Net loss before income tax expense (benefit)	(3,505)	(1,508)	(9,001)	(6,097)
Income tax expense (benefit)	(16)	2	(16)	2
Net loss	$(3,489)	$(1,510)	$(8,985)	$(6,099)
Less: deemed dividend related to the modification of equity classified warrants	—	—	(5,186)	—
Net loss attributable to common stockholders	$(3,489)	$(1,510)	$(14,171)	$(6,099)

Basic and diluted net loss per share	$(0.15)	$(0.16)	$(0.71)	$(0.64)

Weighted average shares outstanding	23,744,320	9,561,024	19,977,330	9,540,202

EBITDA* and Adjusted EBITDA* for the Three Months and Year Ended
December 31, 2024 and 2023
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
$ thousands	2024	2023	2024	2023
Net loss	$(3,489)	$(1,510)	$(8,985)	$(6,099)
Interest expense, net	1,349	150	4,498	545
Income tax expense (benefit)	(16)	2	(16)	2
Depreciation and amortization	27	125	231	481
EBITDA	(2,129)	(1,233)	(4,272)	(5,071)
Adjustments:
Stock-based compensation	124	96	290	709
Warrant modification expense	—	—	201	—
Loss on debt extinguishment	384	—	384	—
Debt conversion loss	—	376	—	376
Induced conversion expense	—	168	—	168
Change in fair value of warrants(1)	13	—	(187)	—
Change in fair value of derivatives(2)	(18)	—	(4,818)	—
Change in fair value of earnout liability(3)	(260)	—	(3,230)	—
Transaction expenses(4)	—	(235)	4,301	951
Adjusted EBITDA	$(1,886)	$(828)	$(7,331)	$(2,867)
(1)The increase and decrease in fair value of warrant liability during the three months and year ended December 31, 2024, respectively, relates to the liability classified private placement warrants to reflect the increase and decrease of the publicly traded price per warrant. Additional expense related to the modification of these warrants was recorded as other expense in the consolidated statements of operations and comprehensive loss during the year ended December 31, 2024.
(2)The decrease in fair value of derivative liability during the three months and year ended December 31, 2024 related to the Yorkville Pre-paid Advance, which contained features that were bifurcated as freestanding financial instruments and initially valued on March 4, 2024 upon consummation of the Merger. The derivative liability was subsequently revalued as of December 31, 2024 for financial reporting purposes. The change in derivative liability was recorded as change in fair value of derivative liability in the consolidated statements of operations and comprehensive loss during the three months and year ended December 31, 2024.
(3)The earnout liability relates to the contingent consideration for the Merger Earnout Consideration Shares pursuant to the Business Combination Agreement dated December 8, 2022, as amended in September 2023. The earnout liability was initially valued using the Monte Carlo Simulation method on March 4, 2024 and subsequently revalued using the same method as of December 31, 2024. The net change in fair value of the earnout liability was recognized as change in fair value of earnout liability in the consolidated statements of operations and comprehensive loss during the three months ended and year ended December 31, 2024.
(4)The Company incurred transaction expenses related to the Merger with GigCapital5, Inc., which closed on March 4, 2024. These transaction expenses included a $3.7 million of transaction costs that were settled with the issuance of common stock, $0.4 million of transaction costs settled or payable in cash and a $0.2 million loss on issuance of common stock in connection with a subscription agreement, which were recorded as selling, general and administrative expenses in the consolidated statements of operations and comprehensive loss during the year ended December 31, 2024. The Company recorded $(0.2) million and $1.0 million of transaction costs during the three months and year ended December 31, 2023. The negative transaction cost of $0.2 million during the three months ended December 31, 2023 was $0.2 million of transaction costs offset by approximately $0.4 million of forgiven accrued legal expenses related to the Merger.

*Refer to the “Non-GAAP Financial Measures” section in this press release.

Consolidated Balance Sheets as of
December 31, 2024 and 2023
(Unaudited)

$ in thousands	December 31, 2024	December 31, 2023
Assets
Current assets:
Cash	$1,172	$165
Restricted cash and cash equivalents	20	20
Accounts receivable, net	67	1
Inventory	3,141	4,418
Prepaid expenses and other current assets	517	215
Total current assets	4,917	4,819
Non-current assets:
Property and equipment, net	196	491
Intangible assets, net	—	90
Operating lease right-of-use assets	935	1,267
Other assets	39	39
Total assets	$6,087	$6,706

Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$803	$1,356
Accrued expenses and other current liabilities	3,550	370
Related party notes payable	—	705
Current maturities of long-term debt	4,986	4,199
Deferred revenue	49	347
Operating lease liabilities	406	361
Total current liabilities	9,794	7,338
Non-current liabilities:
Long-term debt	9	96
Related party notes payable	3,849	3,144
Operating lease liabilities	657	1,063
Warrant liability	22	—
Derivative liability	304	—
Earnout liability	440	—
Related party interest payable	550	377
Total liabilities	15,625	12,018

Stockholders’ deficit:
Common stock	3	1
Additional paid-in capital	22,400	12,457
Accumulated deficit	(31,941)	(17,770)
Total stockholders’ deficit	(9,538)	(5,312)
Total liabilities and stockholders’ deficit	$6,087	$6,706

The amounts reported in the consolidated balance sheet as of December 31, 2024 above do not include the announced subsequent events relating to the issuance of the term loan with Lynrock Lake and extinguishment of convertible notes with Yorkville and Cable Car.

Consolidated Statements of Cash Flows for the Years Ended
December 31, 2024 and 2023
(Unaudited)

	Year ended December 31,
$ in thousands	2024	2023
Cash flows from operating activities:
Net loss	$(8,985)	$(6,099)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	231	481
Stock-based compensation	290	709
Provision for credit losses	1	—
Fair value of common stock issued in exchange for services and in connection with non-redemption agreements	3,698	—
Induced conversion expense	—	168
Debt conversion loss	—	376
Loss on issuance of common stock in connection with a subscription agreement	206	—
Warrant modification expense	201	—
Loss on debt extinguishment	384	—
Non-cash interest	3,590	66
Non-cash operating lease expense	(29)	(8)
Change in fair value of warrant liability	(187)	—
Change in fair value of derivative liability	(4,818)	—
Change in fair value of earnout liability	(3,230)	—
Changes in assets and liabilities:
Increase in accounts receivable	(67)	(1)
Decrease in inventory	1,507	99
Increase in prepaid expenses and other current assets	(201)	(116)
Decrease in other assets	—	10
Increase (decrease) in accounts payable	(1,955)	876
Increase (decrease) in accrued liabilities and other current liabilities	(543)	646
Increase (decrease) in deferred revenue	(299)	348
Increase (decrease) in other liabilities	173	(206)
Net cash used in operating activities	(10,033)	(2,651)

Cash flows from investing activities:
Purchases of property and equipment	(88)	(13)
Net cash used in investing activities	(88)	(13)

Cash flows from financing activities:
Proceeds of sale of common stock and warrants, net of issuance costs	1,000	1,018
Proceeds from issuance of common stock pursuant to a subscription agreement	500	—
Proceeds from long-term debt, net of issuance costs	10,525	800
Repayment of long-term debt	(1,276)	(129)
Repayment of bridge loans	(800)	—
Proceeds from related party payable	—	705

Proceeds from the Merger, net of transaction costs	1,238	—
Cash paid for debt issuance costs	(59)	—
Cash paid to lender for debt modification	—	(20)
Net cash provided by financing activities	11,128	2,374
Net increase (decrease) in cash and restricted cash and cash equivalents	1,007	(290)
Cash and restricted cash and cash equivalents at the beginning of period	185	475
Cash and restricted cash and cash equivalents at the end of the period	$1,192	$185

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the QT Imaging Breast Acoustic CT™ Scanner, including its commercialization, manufacturing (including large scale) and further development, the future repayment of the Lynrock Lake Term Loan, plans for QT Imaging, new product development and introduction, product sales growth and projected revenues, QT Imaging’s industry, future events, and other statements that are not historical facts. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These statements are based on various assumptions, whether or not identified herein, and on the current expectations of QT Imaging's management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by you or any other investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond our control. These forward-looking statements are subject to a number of risks and uncertainties, including those relating to: the ability of the Company to sell and deploy the QT Imaging Breast Acoustic CT™ Scanner; the ability to extend product offerings into new areas or products; the ability to commercialize technology; unexpected occurrences that deter the full documentation and “bring to market” plan for products; trends and fluctuations in the industry; changes in demand and purchasing volume of customers; unpredictability of suppliers; the ability to attract and retain qualified personnel and the ability to move product sales to production levels; changes in domestic and foreign business, market, financial, political, and legal conditions; the uncertainty of projected financial information; delays caused by factors outside of our control; changes in our ability to successfully receive purchase orders and generate revenue under our existing contracts with partners and distributors; our ability to realize the benefits of the strategic partnerships; the identified material weakness in our internal controls over financial reporting (including the timeline to remediate the material weakness); the rollout of the business and the timing of expected business milestones; the effects of competition on our future business; our ability to obtain and access financing in the future; our ability to pay our debt obligations as they come due; and those factors discussed in the Company’s reports and other documents filed with the SEC, including under the heading “Risk Factors.” If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that QT Imaging presently does not know or that QT Imaging currently believes are immaterial which could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect QT Imaging's expectations, plans or forecasts of future events and views as of the date of this release. QT Imaging anticipates that subsequent events and developments will cause QT Imaging's assessments to change. However, while QT Imaging may elect to update these forward-looking statements at some point in the future, QT Imaging specifically disclaims any obligation to do so. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Non-GAAP Financial Measures

The financial information and data contained in this press release is unaudited. Some of the financial information and data contained in this press release, such as EBITDA and Adjusted EBITDA, have not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). To supplement our unaudited condensed consolidated financial statements, which are prepared and presented in accordance with GAAP in our press release, we also report certain non-GAAP financial measures. A “non-GAAP financial measure” refers to a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in such company’s financial statements. Non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis. Because not all companies use identical calculations, our presentation of non-GAAP measures may not be comparable to other similarly titled measures of other companies.

The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP and should not be considered measures of QT Imaging's liquidity. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of certain items, as defined in our non-GAAP definitions below, which are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, even where similarly titled, limiting their usefulness for comparison purposes and therefore should not be used to compare QT Imaging’s performance to that of other companies. We endeavor to compensate for the limitation of the non-GAAP financial measures presented by also providing the most directly comparable GAAP measures and descriptions of the reconciling items and adjustments to derive the non-GAAP financial measures.

We believe these non-GAAP financial measures provide investors and analysts with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key measures used by management to operate and analyze our business over different periods of time.

EBITDA is defined as loss before interest expense, income tax expense (benefit), depreciation and amortization. Adjusted EBITDA is defined as EBITDA further adjusted for stock-based compensation, net change in fair value of the derivative, earnout and warrant liabilities, and transaction expenses, warrant modification expense, loss on debt extinguishment, debt conversion loss, and induced conversion expense. Similar excluded expenses may be incurred in future periods when calculating these measures. QT Imaging believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. QT Imaging believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating projected operating results and trends and in comparing QT Imaging’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors.

Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s condensed consolidated financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expense and income items are excluded or included in determining these non-GAAP financial measures.

Management uses EBITDA and Adjusted EBITDA as a non-GAAP performance measure which is defined in the accompanying tables and is reconciled to net loss, the most directly comparable GAAP measure, in the tables above. The Company does not reconcile forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measure (or otherwise describe such forward-looking GAAP measure) because it is not able to forecast the most directly comparable measure calculated and presented in accordance with GAAP without unreasonable effort. Certain elements of the composition of the GAAP amounts are not predictable, making it impracticable for the Company to forecast. As a result, no guidance for the Company’s net income (loss) or reconciliation of the Company’s Adjusted EBITDA guidance is provided. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a potentially significant impact on its future net income (loss).

We present reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures in the tables above.
About QT Imaging

QT Imaging Holdings, Inc. is a public (OTCQB: QTIH) medical device company engaged in research, development, and commercialization of innovative body imaging systems using low frequency sound waves. QT Imaging Holdings, Inc. strives to improve global health outcomes. Its strategy is predicated upon the fact that medical imaging is critical to the detection, diagnosis, and treatment of disease and that it should be safe, affordable, accessible, and centered on the patient’s experience. For more information on QT Imaging Holdings, Inc., please visit the Company’s website at www.qtimaging.com.
Contacts
For media inquiries, please contact:

Stas Budagov
Chief Financial Officer
Stas.Budagov@qtimaging.com